Environmental Solutions Worldwide Commences Rights Offering Mailing

MONTGOMERYVILLE, PA — March 14, 2014 — Earlier this week, Environmental Solutions Worldwide, Inc. (“ESW”) (OTCQB: ESWW) commenced the mailing of the final prospectus relating to its previously announced rights offering to its existing stockholders.

Under the terms of the rights offering described in the prospectus, the form of which was contained in a registration statement on Form S-1 declared effective by the Securities and Exchange Commission (the “SEC”), ESW will distribute at no charge non-transferable subscription rights to purchase up to an aggregate principal amount of $4,596,929 10% Senior Secured Convertible Promissory Notes due 2018 issued by ESW to stockholders who owned shares of ESW common stock as of the close of business on February 13, 2014, which is the record date for the rights offering. Each holder of record as of the close of business on the record date will receive one subscription right for each share of ESW common stock owned at the close of business on the record date. Each subscription right entitles the holder to purchase $80.53 principal amount of notes. The subscription rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on March 28, 2014, unless ESW extends the subscription period in its sole discretion.

ESW has commenced mailing the final prospectus and other items necessary for exercising the rights to stockholders as of the close of business on the record date, other than those stockholders whose address is outside the United States or an Army Post Office or a Fleet Post Office address. ESW will not mail the final prospectus and other items necessary to exercise the rights to stockholders whose address is outside the United States or is an Army Post Office or a Fleet Post Office address. To exercise their subscription rights, such stockholders must contact the subscription agent prior to 11:00 a.m., New York City time, at least three business days prior to the expiration date, and establish to the satisfaction of the subscription agent that such stockholder is permitted to exercise the rights under applicable law. The rights and the underlying notes and shares of common stock have not been registered or qualified for offer or sale to stockholders of record in any jurisdiction outside the United States.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes, in any state in which such offer, solicitation or sale would be unlawful prior to their registration or qualification under the securities laws of any such state.  The notes may only be offered by means of a prospectus, copies of which may be obtained free of charge at the website maintained by the SEC at www.sec.gov or by contacting ESW at (215) 699-0730.  The prospectus contains important information about the rights offering, and ESW’s stockholders are urged to read the prospectus carefully.

About Environmental Solutions Worldwide Inc.

Headquartered in Montgomeryville, PA, Environmental Solutions Worldwide, Inc. is a publicly traded company engaged through its wholly owned subsidiaries ESW America, Inc., Technology Fabricators Inc., ESW Technologies Inc., ESW CleanTech, Inc., and ESW Canada, Inc. (together, “ESW Group®” ) in the design, development, manufacturing, testing and sales of technologies for both the environmental control, military and OEM sectors. ESW Group® currently manufactures and markets catalytic emission control products and support technologies for diesel, gasoline and alternative fueled engines. The ESW Group® of Companies also operates a comprehensive emissions testing laboratory that is capable of certification / verification testing for EPA / CARB & Mine Safety and Health Administration (“MSHA”).

For updated information, please visit ESW’s website at: www.eswgroup.com

Forward-Looking Statements

This press release and any related calls or discussions may contain forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any modifications or revisions to these forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we caution investors that actual financial and operating results may differ materially from those projected in forward-looking statements made by, or on behalf of, us. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements, as described in more detail in the Company’s SEC reports and filings.

The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” “plan,” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended, or planned. We assume no obligation to and do not intend to update these forward-looking statements.

FOR MORE INFORMATION CONTACT:

Environmental Solutions Worldwide, Inc.

Email: Investor-relations@cleanerfuture.com or visit www.eswgroup.com